UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

CORTRONIX BIOMEDICAL ADVANCEMENT TECHNOLOGIES INC.
Exact name of registrant as specified in its charter

Nevada	000-53700	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 N.W. 41st Street, Suite 145B, Doral, FL	33166
(Address of principal executive offices)	(Zip Code)

(786) 859-3585
Registrant’s telephone number, including area code

PANA-MINERALES S.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On October 16, 2012, our Board of Directors of Cortronix Biomedical Advancement Technologies Inc. (the “Company”) unanimously adopted resolutions approving the the change of our name to Cortronix Biomedical Advancement Technologies Inc. ( the “Amendment”).  On October 22, 2012, the record holders of 175,000,000 shares of our Common Stock, constituting 60.98% of our issued and outstanding Common Stock, the sole class of our voting securities currently issued and outstanding, consented in writing to the Amendment.   The Amendment was filed with the Secretary of State in Nevada to be effective November 22, 2012.

On November 22, 2012, FINRA advised that they had received the necessary documentation to announce the name and symbol change of the Company from Pana-Minerales S.A. to Cortronix Biomedical Advancement Technologies Inc., trading symbol CBAT. Effective on the open of business on November 23, 2012 the Company name change and symbol change were effected.    The new CUSIP number for the Company is 220801 104.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment changing name to Cortronix Biomedical Advancement Technologies Inc.	Incorporated by reference to the Definitive 14C filed by the Company with the SEC on November 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cortronix Biomedical Advancement Technologies Inc.

Dated: November 23, 2012	By:	/s/ Yoel Palomino
	Name:	Yoel Palomino
`	Title:	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director